Demand Promissory Note

This agreement being entered into between Enterologics Inc. located at 1264 University Avenue West, Suite 404 St. Paul, Minnesota 55104 (Hereinafter referred to as the Borrower/s) and Lisa Grossman with an address at 5 Dogwood Lane Lawrence New York 11559 (Hereinafter referred to as the Lender).

For value received, the Borrower hereby unconditionally promises to pay to the order of Lender the sum of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500) together with interest accrued at the rate of EIGHT PERCENT (8%) per year on any unpaid balance.

Payable on Demand
The entire outstanding amount shall become immediately payable upon demand by the Lender or holder of this Note, but demand shall not be made before the 31ST DAY OF DECEMBER, 2013.

Place of Payment
Payment shall be made at the above stated address of the Lender or at such place as may be designated from time to time in writing by the Lender or holder of this Note. For ease of payment the Borrower may exercise the option to effect payment by direct deposit or electronic transfer of funds into the account of Lender as specified in writing.

Prepayment
The Borrower may prepay this Note in full or in part at any time without premium or penalty. All prepayments shall first be applied to accrued interest and thereafter to the principal loan amount.

Default
Should the Borrower not make full payment within 30 days of demand, this Note may be turned over for collection and the Borrower agrees to pay all reasonable legal fees and collection charges to the extent permissible by law, in addition to other amounts due.

Transfer
The Lender may transfer this Note to another holder without notice to the Borrower and the Borrower agrees to remain bound to any subsequent holder of this Note under the terms of this Note.

Replacement of Note
The Borrower agrees to execute a new Note with the same terms and conditions and remaining value in the event that this Note is lost, stolen or mutilated. The Lender shall release the Borrower of all obligations under the lost, stolen or mutilated Note in lieu of a replacement new Note.

Borrower's Waiver
The Borrower waives presentment for payment, notice of non-payment, off-set, protest and notice of protest and agrees to remain fully bound until this Note is paid in full.

Lender's Indulgence
No relaxation, indulgence, waiver, release or concession of any terms of this Note by the

Lender on one occasion shall be binding unless in writing and if granted shall not be applicable to any other or future occasion.

Binding Effect
The terms of this Note shall be binding upon the Borrower's successors and shall accrue to the benefit and be enforceable by the Lender and his/her successors, legal representatives and assigns.

Jurisdiction
This Note shall be construed, interpreted and governed in accordance with the laws of the State of New York and should any provision of this Note be judged by an appropriate court of law as invalid, it shall not affect any of the remaining provisions whatsoever.

General
Where appropriate words signifying one gender shall include the others and words signifying the singular shall include the plural and vice versa.

Paragraph headings are for convenience of reference only and are not intended to have any effect in the interpretation or determining of rights or obligations under this Note.

Signed as of this 1st day of September 2013.

Lender's Name Lisa Grossman

Lender's Signature Lisa Grossman

Lisa Grossman

Borrower's Name Enterologics, Inc.

Borrower's Signature Robert Hoerr

Robert Hoerr